Exhibit 10.1

                      LINE OF CREDIT AND SECURITY AGREEMENT

This Line of Credit and Security Agreement ("Agreement"), dated December 13, 2010, is entered into by and between Boston Pizza Restaurants (USA), Inc., a Delaware corporation, whose mailing address is 1501 LBJ Freeway, Suite #450, Dallas, TX 75234 (the "Lender") and Global Entertainment Corporation, a Nevada corporation, whose mailing address is 1600 North Desert Drive Suite 301 Tempe, Arizona 85281 (the "Borrower").

                                    RECITALS

Pursuant to that certain Loan & Securitization Agreement dated June 8, 2010 as amended by that certain First Amendment to Loan & Securitization Agreement dated August 31, 2010, Lender established a revolving credit facility for Borrower in the principal amount of $500,000 (the "Initial Loan"). The unpaid principal balance of the Initial Loan as of the date hereof is $500,000 with unpaid accrued interest in the amount of $10,260.

Borrower desires to obtain an additional line of credit in the principal amount of $2,000,000 from Lender for the purposes set forth herein and Lender is willing to do so, subject, however, to the terms and conditions hereinafter set forth.

Now, therefore, the parties hereby agree as follows:

                                I. LINE OF CREDIT

1.1 GENERAL. Subject to the terms of this Agreement, the Lender hereby establishes a line of credit in favor of the Borrower (the "Line of Credit") under which the Lender will make advances to the Borrower from time to time until April 30, 2011 (the "Final Advance Date"), pursuant to
     Section 1.2 hereof. The aggregate principal amount of the Line of Credit established herein shall be $2,000,000; of which the outstanding unpaid balance of the Initial Loan in the amount of $510,260 shall be rolled into the outstanding balance of the Line of Credit. Thereafter, Lender agrees, on the terms and conditions hereinafter set forth, to make additional advances to Borrower under the Line of Credit in amounts not to exceed $1,489,740 in the aggregate at any one time outstanding.

1.2 DRAWINGS. The Borrower may draw on the Line of Credit in the following manner: By submitting a written "Notice of Borrowing" request to Lender, in the form attached hereto as Exhibit A, the terms of which are incorporated by reference herein, for a cash advance under the Line of Credit, not to exceed the following amounts during the applicable time period:

                  December 2010                     $875,000
                  January 2011                      $175,000
                  February 2011                     $175,000
                  March 2011                        $132,370
                  April 2011                        $132,370

     Borrower may request a maximum of one (1) advance in any one calendar month prior to April 30, 2011 not to exceed the above amounts during the applicable time periods. No advances to Borrower shall be made by Lender after the Final Advance Date. Each request for an advance must be signed by the then current Chief Financial Officer of the Borrower and by either the then current Chief Executive Officer or the Chief Administrative Officer.

1.3 PURPOSE. The proceeds of the Line of Credit shall be used exclusively for general corporate expenditures as described on the Borrower's "Summary Business Plan Forecast for the 18 months ending May 31, 2012," dated November 22, 2010, the terms of which are incorporated herein by this reference. Any use of Line of Credit funds deviating from the above plan must be approved by Lenders in advance.

1.4 SECURITY. The Line of Credit shall be secured by: (i) one hundred percent (100%) of Borrower's and its subsidiaries' accounts receivable; (ii) a Stock Pledge Agreement pledging to and granting Lender a security interest in all of Borrower's shares of Western Professional Hockey League, Inc., a Texas corporation; and (iii) a Stock Pledge Agreement pledging to and granting Lender a security interest in all of Borrower's shares of Global Entertainment Ticketing, Inc., a Nevada corporation. Borrower hereby expressly grants to Lender a first position lien on and security interest in the all of Borrower's and its subsidiaries accounts receivable. A copy of Borrower's collectable accounts receivable shall be provided to Lender within three (3) business days following each previous month's end. In addition, Lender shall cause a UCC-1 Financing Statement to be filed with the Office of the Secretary of State of Arizona, Nevada and/or Texas to evidence the pledged security as described herein.

1.5 REQUESTS FOR LOANS OR CREDIT. Within three (3) business days of Lender's receipt of a Notice of Borrowing from Borrower in compliance with the provisions of this Agreement, Lender shall send via wire transfer the requested Loan amount to Borrower's bank account as designated in the Notice of Borrowing. Borrower shall be responsible for any and all costs associated with the wiring of said funds.

1.6  INTEREST; REPAYMENT OF LINE OF CREDIT.

     (a) Interest Rate. Borrower agrees to pay interest on the outstanding principal balance of the Line of Credit at the annual fixed rate of twelve and three quarter percent (12 3/4%) per annum.

         Interest shall be computed on the basis of the actual daily outstanding balance of the Line of Credit multiplied by the daily Interest Rate on a 360-day year basis.

         In no event shall the Borrower be obligated to pay any amount under this Agreement that exceeds the maximum amount allowable by law. If any sum is collected in excess of the applicable maximum amount allowable by law, the excess collected shall, at the Lender's discretion, be applied to reduce the principal balance of the Line of Credit or returned to the Borrower.

     (b) Repayment of Line of Credit.

          Payment Schedule.

          (i) All unpaid principal and accrued interest, if not sooner paid, shall be due and payable on June 30, 2011 (the "Maturity Date"); provided, however, that if there shall then exist no Event of Default hereunder nor any matter which with the giving of notice or lapse of time or both would constitute an event of default hereunder, then Borrower shall have the right , upon 30 days written notice to Lender prior to the Maturity Date, to extend the Maturity Date for up to two (2) successive six (6) month periods upon payment to Lender of a fee in consideration of each such extension equal to $20,000. Interest shall continue to accrue during any extension periods.

          (iii)The Borrower may make Line of Credit payments to Lender at any time, without penalty, on or before the Maturity Date in amounts of not less than $20,000 ("Loan Pre-Payments") per payment, unless the total amount of any outstanding and unpaid principal balance of the Line of Credit, and any and all accrued and unpaid interest and fees ("Total Outstanding Balance") is less than $20,000, in which case such Loan Pre-Payment shall be equal to the Total Outstanding Balance. Any Loan Pre-Payments paid by Borrower will first be applied to and reduce any accrued and unpaid interest with the remaining amount of such Loan Pre-Payment(s) applied to the outstanding principal balance of the Line of Credit.

          (iv) Notwithstanding any Loan Pre-Payments made by Borrower prior to the Final Advance Date and any date thereafter, the Borrower shall pay in full on or before the Maturity Date the Total Outstanding Balance under the Line of Credit.

1.7 EVIDENCE OF INDEBTEDNESS; LOAN DOCUMENTS. The Line of Credit shall be evidenced and/or secured by this Agreement, a Line of Credit Promissory
     Note in the form attached as Exhibit B, two (2) Stock Pledge Agreements as provided for above, and appropriate UCC-1 Financing Statements to be filed with the Office of the Secretary of State of Arizona (collectively the "Loan Documents").

1.8 BORROWER'S OBLIGATIONS. The Borrower's obligations to pay, observe and perform all indebtedness, liabilities and covenants under this Agreement and the remainder of the Loan Documents are herein collectively called the "Obligations."

                            II. CONDITIONS OF LENDING

2.1 EXTENSION OF CREDIT. The obligation of the Lender to make the first advance under the Line of Credit or other extension of credit under this Agreement is subject to the satisfaction of all of the following conditions on or before the date on which the Lender shall make such advance or other extension of credit to Borrower (the "Closing Date"):

         Documents Required Prior to Closing Date. The Lender shall have received fully executed originals of this Agreement and an accompanying Notice of Borrowing.

2.2 SUBSEQUENT LINE OF CREDIT ADVANCES. The obligation of the Lender to make any additional advances under the Line of Credit is subject to (i) the prior satisfaction of all conditions stated above in Section 1.2; and (ii) the delivery to the Lender of any such additional Loan Documents as may have been reasonably requested by the Lender in respect to such subsequent advance or other extension of credit.

2.3 FINANCIAL INFORMATION. The obligation of the Lender to make additional advances under the Line of Credit is further subject to Borrower submitting to Lender, monthly financial statement consisting of a Balance Sheet, Income Statement, and Cash Flow Statement. Lender may request such other financial information in its sole discretion, acting reasonably, to monitor Borrower's financial position and use of cash.

                   III. GRANT OF STOCK SHARE OPTIONS TO LENDER

     To further induce the Lender to make the Line of Credit available to the Borrower, the Borrower shall grant 50,000 options ("Options") to eligible individuals as designated by Lender to purchase an equal number of Borrower's shares of stock at a price equal to $0.20 per share. The Options shall be fully vested in Lender's designee, as applicable, on June 30, 2011 and shall expire on June 30, 2021.

                      IV. THE LENDER'S RIGHTS UPON DEFAULT

4.1 EVENTS OF DEFAULT. Each of the following events is an "Event of Default" under this Agreement and the date upon which such Events of Default occur shall collectively be referred to as the "Default Date":

     (a) The Borrower's failure to pay when due any sum payable to the Lender under the Loan Documents or under any other agreement or note between the Lender and the Borrower, whether now existing or hereafter executed;

     (b) The Borrower's failure to perform or observe any other obligation of the Borrower to the Lender (including, without limitation, all obligations undertaken in any of the Loan Documents);

     (c)  The dissolution or insolvency of the Borrower;

     (d) The commencement of any proceeding or the taking of any act by or against the Borrower for any relief under bankruptcy, insolvency or similar laws for the protection of debtors, or for the appointment of a receiver of the business or assets of the Borrower or the Borrower's inability (or admission of inability) to pay its debts as they become due.

     (e)  If an Event of Default has occurred under other than Sections 4.1 (a),
          (c), and/or (d), Lender shall send Borrower a notice of default within three (3) days of the date the Event of Default occurred ("Notice Date"), and/or if an Event of Default occurred under Section 4.1(a), Lender shall afford Borrower a period of ten (10) days from the Default Date or Notice Date, as applicable, in which to cure said Event of Default ("Cure Period").

4.2 If an Event of Default shall occur and be continuing beyond the Cure Period, as applicable, the Lender shall have, in addition to any and all other rights and remedies, legal or equitable, available to the Lender under any and all of the Loan Documents or at law, the following additional rights and remedies:

     (a) The right, at the option of the Lender, to deny to the Borrower any further advances under the Line of Credit (the Lender's obligation to extend any further credit to the Borrower shall immediately terminate);

     (b) The right, at the option of the Lender, to declare, without notice, the Total Outstanding Balance under this Agreement, plus any fees and charges reasonably incurred by the Lender under any of the Loan Documents, immediately due and payable.

     (c)  In the event that an Event of Default  occurs under  Sections  4.1(a),
          (c), and/or (d), or Borrower receives a Notices of Default in accordance with Section 4.1(e), Borrower agrees to pay interest on the outstanding balance of the Line of Credit at the rate of seventeen and three quarter percent (17 3/4%) per annum ("Default Interest Rate"). The Default Interest Rate shall begin to accrue on the later of the Default Date or the Notice Date until such time as Borrower has cured the Event of Default.

                                V. MISCELLANEOUS

5.1 NOTICES. Any notices or consents required or permitted by this Agreement or the remainder of the Loan Documents shall be in writing and shall be deemed delivered if delivered in person or if sent by certified mail, postage prepaid, return receipt requested, at the addresses first written above.

5.2 APPLICABLE LAW. The substantive laws of the State of Texas shall govern the construction of this Agreement and the rights and remedies of the parties hereto.

5.3 BINDING EFFECT. This Agreement shall inure to the benefit of the parties hereto and their respective personal representatives, successors and permitted assigns, and shall be binding on the parties hereto and their respective personal representatives, successors and assigns.

5.4 MERGER. This Agreement and any attached exhibits, and the remainder of the Loan Documents constitute the full and complete agreement between the Lender and the Borrower with respect to the Line of Credit, and all prior oral and written agreements, commitments, and undertakings shall be deemed to have been merged into the Loan Documents and such prior oral and written agreements, commitments, and undertakings shall have no further force or effect except to the extent expressly incorporated in the Loan Documents.

5.5 AMENDMENTS; CONSENTS. No amendment, modification, supplement, termination, or waiver of any provision of this Agreement or the other Loan Documents, and no consent to any departure by the Borrower therefrom, may in any event be effective unless in writing signed by the Lender, and then only in the specific instance and for the specific purpose given.

5.6 SEVERABILITY. If any provision of any of the Loan Documents shall be held invalid under any applicable law, such invalidity shall not affect any other provision of the Loan Documents that can be given effect without the invalid provision, and, to this end, the provisions of the Loan Documents are severable.

5.7 HEADINGS. The headings of the various provisions of this Agreement are inserted for convenience of reference only and shall not affect the meaning or construction of any provision.

5.8 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be an original instrument and all of which shall together constitute one and the same agreement.

IN WITNESS WHEREOF, the Borrower and the Lender have duly executed this Agreement.

GLOBAL ENTERTAINMENT CORPORATION


By /s/ Richard Kozuback
  ----------------------------------
Title: Chief Executive Officer

BOSTON PIZZA RESTAURANTS (USA), INC.


By /s/ Michael F. Best
  ----------------------------------
Title: Chief Financial Officer